Writer's Direct Dial:  (212) 225-2360

                                    September 17, 1996



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019

            Re:  Registration Statement on Form S-4 (File No. 333-    )
                 ------------------------------------------------------

Ladies and Gentlemen:

           We hereby consent to the reference to this firm in the above-referenced Registration Statement and the related prospectus under the headings "Risk Factors--Certain Tax Matters" and "Legal Matters", without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this Exhibit.

                        Very truly yours,



                        CLEARY, GOTTLIEB, STEEN & HAMILTON



                        By________________________________
                              Dana L. Trier, a Partner


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